Exhibit 99.1
[Letterhead of DMC]

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-393-7044

DYNAMIC MATERIALS REPORTS FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

•	Fourth-quarter sales of $41.9 million up 6% sequentially from Q3 2015; down 20% versus Q4 2014

•	DynaEnergetics reports 2% sequential sales increase despite continued oil-price and rig-count declines

•	Non-cash goodwill impairment charge of $11.5 million related to DynaEnergetics business

•	DynaEnergetics records $6.4 million reserve for potential anti-dumping duties; will appeal ruling

•	Fourth quarter after-tax loss from continuing operations was $16.0 million, including $12.9 million in special items*

•	Fourth-quarter adjusted EBITDA* of $3.3 million

•	Year-end net debt reduced to $21.2 million from $27.4 million at end of Q3 2015

•	NobelClad awarded $6.3 million order in Q1 2016 related to international semiconductor material project

BOULDER, Colo. - March 10, 2016 - Dynamic Materials Corporation (DMC) (Nasdaq: BOOM) today reported financial results for its fourth quarter and full fiscal year ended December 31, 2015.

Fourth quarter sales were $41.9 million, up 6% sequentially from the 2015 third quarter and down 20% from $52.0 million in the 2014 fourth quarter. Excluding unfavorable foreign currency exchange translation, sales declined 15% versus last year’s fourth quarter. The sales results were above the Company’s forecast, which anticipated a decline of 25% to 30% versus the 2014 fourth quarter. The top-line results reflect better-than-expected sales at DynaEnergetics, DMC’s oilfield products business.

Gross margin was 23%, excluding the impact of the previously announced reserve for potential anti-dumping duties at DynaEnergetics and a $1.3 million reserve adjustment at DynaEnergetics for slow moving inventory. Gross margin was down from 26% in the third quarter and 32% in last year’s fourth quarter, which excludes a $932,000 reserve adjustment for slow moving inventory. The sequential and year-over-year declines are primarily attributable to widespread pricing pressure in DynaEnergetics’ end markets and less favorable project mix at the Company’s NobelClad business. As reported, fourth quarter gross margin was 5%.

Fourth quarter income from operations was $189,000, excluding $19.6 million in pre-tax "special items"*, which include the previously mentioned accrued anti-dumping duties and inventory reserve adjustment, as well as an $11.5 million non-cash goodwill impairment charge, and restructuring charges of $666,000. In the 2014 fourth quarter, operating income was $4.1 million, excluding $6.8 million in restructuring charges and inventory reserves in DynaEnergetics. As reported, fourth quarter 2015 operating loss was $19.4 million.

The previously mentioned $11.5 million non-cash charge was recorded to write off the goodwill balance at DynaEnergetics in light of the accelerated downturn of the oil and gas industry during the 2015 fourth quarter. The $666,000 fourth quarter restructuring expense relates principally to staff reductions at DynaEnergetics’ German operations, as well as the closure of multiple DynaEnergetics distributions centers in the United States.

Fourth quarter after-tax loss from continuing operations was $3.1 million, or $0.22 per diluted share, excluding after-tax special items of $12.9 million. For the 2014 fourth quarter, after-tax income from continuing operations, excluding restructuring charges and inventory reserves, was $1.4 million, or $0.10 per diluted share. As reported, 2015 fourth quarter after-tax loss from continuing operations was $16.0 million, or $1.15 per diluted share.

Fourth quarter Adjusted EBITDA* was $3.3 million versus $8.1 million in the 2014 fourth quarter.

NobelClad
NobelClad reported sales of $23.3 million, up 9% sequentially versus the 2015 third quarter, and a 3% increase from the fourth quarter of 2014. Excluding unfavorable foreign currency exchange translation, sales increased 8% versus last year’s fourth quarter. Operating income was $1.3 million, including restructuring charges of $144,000. In the 2014 fourth quarter, NobelClad reported a loss from operations of $4.2 million, which included a $6.8 million restructuring charge related to the consolidation of its European operations. Adjusted EBITDA was $2.5 million versus $4.0 million in the fourth quarter of 2014. NobelClad ended the quarter with an order backlog of $41.8 million versus $41.7 million at the end of this year's third quarter and $41.2 million at the end of the 2014 fourth quarter.

DynaEnergetics
Sales at DynaEnergetics were $18.6 million, a 2% sequential improvement from the 2015 third quarter, and a 37% decline from last year's fourth quarter. Excluding unfavorable foreign currency exchange translation, sales declined 33% versus last year’s fourth quarter. The sequential sales improvement reflects continued customer adoption of new perforating products and technologies, and was achieved despite a 17% sequential decline in the U.S. rig count and a 24% drop in the price of crude during the fourth quarter. Loss from operations was $19.0 million, including $19.4 million in special items. Fourth quarter 2014 operating income was $3.4 million, including the inventory reserve adjustment. Adjusted EBITDA in the 2015 fourth quarter was $1.9 million versus $6.1 million in the comparable 2014 quarter.

Full-Year Results
Consolidated sales in 2015 were $166.9 million, down 18% from $202.6 million in 2014. Excluding unfavorable foreign currency exchange translation, sales declined 11% versus 2014. Gross margin, excluding reserves for potential anti-dumping duties and inventory reserve adjustments, was 26%. Gross margin in 2014 was 31%, excluding a $1.3 million inventory reserve adjustment. Full-year 2015 gross margin was 21%, including anti-dumping reserves and the inventory reserve adjustment.

Full-year loss from operations was $23,000, excluding special items of $23.7 million. Operating income in 2014 was $14.7 million, excluding $6.8 million in restructuring charges and inventory reserve adjustments. As reported, full-year 2015 operating loss was $23.7 million.

After-tax loss from continuing operations was $8.0 million, or $0.57 per diluted share, excluding special items of $15.9 million, versus 2014 after-tax income from continuing operations of $7.9 million, or $0.57 per diluted share, excluding restructuring and inventory reserve adjustments. As reported, 2015 full-year after-tax loss from continuing operations was $24.0 million, or $1.72 per diluted share.

Adjusted EBITDA in 2015 was $13.1 million versus $31.5 million in 2014.

NobelClad
NobelClad reported full-year sales of $90.0 million, down 7% from $97.1 million in 2014. Excluding unfavorable foreign currency exchange translation, sales increased 1% versus 2014. Operating income was $5.8 million, including restructuring charges of $750,000, versus 2014 operating income of $2.2 million, which included $6.8 million in restructuring charges. Adjusted EBITDA was $10.7 million versus $15.4 million in 2014.

DynaEnergetics
DynaEnergetics reported full-year sales of $76.9 million, down 27% from $105.5 million in 2014. Excluding unfavorable foreign currency exchange translation, sales declined 21% year over year. Loss from operations was $19.2 million, including $21.3 million in special items. In 2014, operating income was $14.5 million, including the inventory reserve adjustment. Adjusted EBITDA was $8.1 million in 2015, down from $22.4 million in 2014.

Management Commentary
“The fourth quarter sequential sales improvement at NobelClad and DynaEnergetics was achieved despite very weak conditions in the global oil and gas industry, which is the primary end market of both businesses,” said Kevin Longe, CEO.

“While consolidated sales exceeded our forecast, gross margin was below expectations. Excluding the reserve for potential import duties, the gross margin shortfall was largely due to the aggressive stance we have taken toward slow moving inventory at DynaEnergetics. The industry-wide decline in capital spending during the fourth quarter resulted in a greater portion of our inventory falling under this policy, which led to the reserve adjustment. Margin was also compressed by pricing pressure impacting the global oilfield services sector, and a less profitable project mix at NobelClad.

“DynaEnergetics improved its customer penetration in North America during the quarter. Demand for the DynaSelect integrated switch detonator continues to grow, as operators and service providers are leveraging the reliability, efficiency and safety of this industry-leading product.

“DynaStage, our factory-assembled perforating system, is being deployed across a growing number of U.S. oil and gas basins by our principal partner. While the ramp up in DynaStage sales is taking longer than expected due to the downturn, we are encouraged by the interest the system has generated at several major exploration and production companies. Our efforts to educate end users about the efficiency and safety benefits of DynaStage have led multiple operators to request the system from their service providers.

“In Tyumen, Siberia, DynaEnergetics has obtained all the permits necessary to manufacture industrial explosives at its new shaped charge plant. Test runs of the manufacturing line will commence in the coming days, and after passing internal quality checks, the charges will be tested in several Russian oil fields to ensure design performance.  This process should be complete by the middle of the second quarter, at which point we expect to begin supplying Russia and the broader CIS region with high-performance charges and guns.”

Subsequent to the close of 2015, NobelClad was awarded an approximately $6.3 million order for specialized explosion clad plates to be used in the fabrication of equipment for a semiconductor-material production facility in East Asia. The order was received directly from the end user, to which NobelClad provided technical support on a range of production and engineering issues. The order, which is expected to ship primarily during the 2016 second quarter, will be reflected in NobelClad’s first-quarter order backlog and is incorporated in the Company’s full year financial guidance.

“These plates will be manufactured at NobelClad’s plant in Liebenscheid, Germany, which is close to the metal suppliers," Longe said. "Moreover, producing this order in Europe instead of Pennsylvania allows NobelClad to capitalize on the weakness of the Euro versus the U.S. dollar.”

NobelClad’s European sales team currently is bidding on several additional international order opportunities in a variety of end markets, including power generation, oil and gas, chemical and transportation.

In commenting on the U.S. Commerce Department’s recent anti-dumping ruling, Longe noted, “We are disappointed by the Department’s recent decision related to prior imports of mechanical steel tubing at DynaEnergetics, and we intend to appeal the ruling. In the meantime, we have recorded a reserve for potential anti-dumping duties and associated interest accrued in the event we are unsuccessful in our appeal.”

He added “Our restructuring of both NobelClad and DynaEnergetics during the past two years has significantly enhanced operating efficiencies and positioned both businesses to generate improved cash flow during 2016 and beyond. At the Company level, DMC has entered the year with a stronger balance sheet, and we will continue our aggressive efforts to reduce and ultimately eliminate our debt. I am encouraged by the fundamental improvements we made throughout the Company during 2015, and believe DMC is well positioned to capitalize on the eventual rebound in our markets.”

Guidance
Michael Kuta, chief financial officer, said, “Full-year 2016 sales are expected to be flat versus the $166.9 million reported in 2015. Full-year gross margin is expected in a range of 24% to 26% versus the 25% reported in 2015.

For the first quarter, Kuta said sales are expected to be down 8% to 12% versus the $40.8 million reported in the 2015 first quarter. The anticipated decline relates to the much lower capital spending budgets being announced by most exploration and production companies, particularly in North America. Gross margin is expected to be in a range of 22% to 24% versus the 31% reported in last year’s first quarter. Selling, general and administrative expense is expected to total approximately $9.0 million for the first quarter, while amortization expense is anticipated to be approximately $1.0 million.
Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). Investors are invited to listen to the call live via the Internet at:
http://www.investorcalendar.com/IC/CEPage.asp?ID=174730, or by dialing 877-407-0778 (201-689-8565 for international callers). No passcode is necessary. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available through March 17, 2016, by calling 877-660-6853 (201-612-7415 for international callers) and entering the Conference ID #13630868.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, as well as income measures that exclude restructuring expenses (ex-items), are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP.

Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA. In addition, during 2014 DMC management incentive awards were based, in part, on the amount of adjusted EBITDA achieved during the year. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to EBITDA is required by the lenders under DMC’s credit facility.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC's ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

We have also presented certain financial measures excluding certain one-time, non-recurring “special items,” including our accrued anti-dumping duties, inventory reserve adjustment, the non-cash goodwill impairment charge and restructuring charges.  These are non-GAAP financial measures when the special items are excluded.  We believe these are important supplemental measures because they eliminate one-time, non-recurring items that have less bearing on our operating performance and so highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. We have quantified those special items earlier in this release, or immediately following, the financial measures that excluded the special items, to allow readers to measure their impact.

About DMC
Based in Boulder, Colorado, DMC operates in two sectors: industrial infrastructure and oilfield products and services.  The industrial infrastructure sector is served by DMC’s NobelClad business, the world’s largest manufacturer of explosion-welded clad metal plates, which are used to fabricate capital equipment utilized within various process industries and other industrial sectors.  The oilfield products and services sector is served by DynaEnergetics, an international developer, manufacturer and marketer of advanced explosive components and systems used to perforate oil and gas wells. For more information, visit the Company’s website at: http://www.dmcglobal.com.

###

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements, including first quarter and full-year 2016 guidance on revenue and gross margin, and first quarter guidance on SG&A and amortization expense, as well as commencement of production test runs at DynaEnergetics’ shaped charge production facility in Tyumen, Siberia; the timing of shaped charge sales in Russia; the timing of shipments related to a $6.3 million international clad order for the semiconductor market; the expectation of improved cash flow in 2016; and management’s efforts to reduce and eventually eliminate the Company’s debt. These risks and uncertainties include, but are not limited to, the following: our ability to increase clad metal bookings, our ability realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives, including the DynaStage testing program; fluctuations in foreign currencies, changes to customer orders; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in the Company's SEC reports, including the annual report on Form 10-K for the year ended December 31, 2014.

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2015 AND 2014
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
NET SALES	$41,850	$51,995	$166,918	$202,561
COST OF PRODUCTS SOLD	39,803	36,271	131,294	141,142
Gross profit	2,047	15,724	35,624	61,419
COSTS AND EXPENSES:
General and administrative expenses	4,328	6,740	20,998	23,766
Selling and distribution expenses	4,042	4,509	18,745	18,104
Amortization of purchased intangible assets	996	1,295	4,033	6,103
Restructuring expenses	666	6,781	4,063	6,781
Goodwill impairment charge	11,464	—	11,464	—
Total costs and expenses	21,496	19,325	59,303	54,754
INCOME (LOSS) FROM OPERATIONS	(19,449)	(3,601)	(23,679)	6,665
OTHER INCOME (EXPENSE):
Other income (expense), net	(370)	(682)	(669)	(313)
Interest expense, net	(1,045)	(100)	(1,741)	(513)
INCOME (LOSS) BEFORE INCOME TAXES, DISCONTINUED OPERATIONS AND NON-CONTROLLING INTEREST	(20,864)	(4,383)	(26,089)	5,839
INCOME TAX PROVISION (BENEFIT)	(4,822)	(87)	(2,118)	3,913
INCOME (LOSS) FROM CONTINUING OPERATIONS	(16,042)	(4,296)	(23,971)	1,926
DISCONTINUED OPERATIONS:
Income (loss) from operations of discontinued operations, net of tax	—	—	—	(77)
Gain on sale of discontinued operations, net of tax	—	718	—	718
Income from discontinued operations	—	718	—	641
NET INCOME (LOSS)	(16,042)	(3,578)	(23,971)	2,567
Less: Net income attributable to non-controlling interest	—	—	—	—
NET INCOME (LOSS) ATTRIBUTABLE TO DYNAMIC MATERIALS CORPORATION	$(16,042)	$(3,578)	$(23,971)	$2,567
INCOME (LOSS) PER SHARE - BASIC:
Continuing operations	$(1.15)	$(0.32)	$(1.72)	$0.13
Discontinued operations	$—	$0.05	$—	$0.05
Net income	$(1.15)	$(0.27)	$(1.72)	$0.18
INCOME (LOSS) PER SHARE - DILUTED:
Continuing operations	$(1.15)	$(0.32)	$(1.72)	$0.13
Discontinued operations	$—	$0.05	$—	$0.05
Net income	$(1.15)	$(0.27)	$(1.72)	$0.18
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	13,946,669	13,696,399	13,935,097	13,687,485
Diluted	13,946,669	13,697,821	13,935,097	13,689,707
DIVIDENDS DECLARED PER COMMON SHARE	$0.02	$0.04	$0.14	$0.16

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2015 AND 2014
(Amounts in Thousands)

	2015	2014
ASSETS

Cash and cash equivalents	$6,291	$9,400
Accounts receivable, net	35,798	35,501
Inventory, net	35,449	40,101
Other current assets	8,916	10,094

Total current assets	86,454	95,096

Property, plant and equipment, net	57,999	63,835
Goodwill, net	17,190	32,762
Purchased intangible assets, net	20,418	26,734
Other long-term assets	805	902

Total assets	$182,866	$219,329

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$14,624	$14,076
Accrued anti-dumping duties	6,374	—
Customer advances	2,396	3,510
Dividend payable	284	559
Accrued income taxes	2,783	3,770
Other current liabilities	6,437	10,593

Total current liabilities	32,898	32,508

Lines of credit	27,500	22,782
Deferred tax liabilities	2,119	7,003
Other long-term liabilities	1,928	2,121
Stockholders' equity	118,421	154,915

Total liabilities and stockholders' equity	$182,866	$219,329

DYNAMIC MATERIALS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014
(Amounts in Thousands)
(unaudited)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(23,971)	$2,567
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	—	77
Gain on sale of discontinued operations	—	(718)
Depreciation (including capital lease amortization)	6,244	7,051
Amortization of purchased intangible assets	4,033	6,103
Amortization of deferred debt issuance costs	752	102
Stock-based compensation	2,826	3,588
Excess tax benefit from stock-based compensation	—	(156)
Deferred income tax benefit	(725)	(255)
Gain on disposal of property, plant and equipment	(23)	12
Restructuring charges	4,063	6,781
Goodwill impairment charge	11,464	—
Accrued duties	6,374	—
Other	23	—
Change in working capital, net	(9,442)	(2,078)
Net cash flows provided by continuing operations	1,618	23,074
Net cash flows provided by discontinued operations	—	239
Net cash provided by operating activities	1,618	23,313
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(5,433)	(21,403)
Proceeds on sale of AMK	—	6,830
Change in other non-current assets	107	1,310
Net cash flows used in continuing operations	(5,326)	(13,263)
Net cash flows used in discontinued operations	—	(120)
Net cash used in investing activities	(5,326)	(13,383)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings (repayments) on bank lines of credit, net	5,003	(6,069)
Payments on long-term debt	—	(50)
Payments on capital lease obligations	(5)	(24)
Payment of dividends	(2,260)	(2,226)
Payment of deferred debt issuance costs	(1,222)	—
Net proceeds from issuance of common stock	272	359
Tax impact of stock-based compensation	—	156
Other	—	—
Net cash provided by (used in) financing activities	1,788	(7,854)
EFFECTS OF EXCHANGE RATES ON CASH	(1,189)	(3,274)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,109)	(1,198)
CASH AND CASH EQUIVALENTS, beginning of the period	9,400	10,598
CASH AND CASH EQUIVALENTS, end of the period	$6,291	$9,400

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Income (loss) from operations, excluding charges	$189	$4,112	$(23)	$14,733
Restructuring programs:
NobelClad	(144)	(6,781)	(750)	(6,781)
DynaEnergetics	(429)	—	(1,660)	—
Corporate	(93)	—	(1,653)	—
Accrued anti-dumping duties	(6,205)	—	(6,205)	—
Goodwill impairment charge	(11,464)	—	(11,464)	—
DynaEnergetics inventory reserves	(1,303)	(932)	(1,924)	(1,287)

Income (loss) from operations, as reported	$(19,449)	$(3,601)	$(23,679)	$6,665

	Three months ended December 31, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$(1,057)	$2,054	$(3,111)	$(0.22)
Restructuring programs:
NobelClad	(144)	(51)	(93)	(0.01)
DynaEnergetics	(429)	(239)	(190)	(0.01)
Corporate	(93)	(41)	(52)	—
Accrued anti-dumping duties	(6,374)	(2,267)	(4,107)	(0.30)
Goodwill impairment charge	(11,464)	(3,822)	(7,642)	(0.55)
DynaEnergetics inventory reserves	(1,303)	(456)	(847)	(0.06)

Loss from continuing operations, as reported	$(20,864)	$(4,822)	$(16,042)	$(1.15)

	Twelve months ended December 31, 2015
	Pretax	Tax	Net	Diluted EPS
Loss from continuing operations, excluding charges	$(2,264)	$5,775	$(8,039)	$(0.57)
Restructuring programs:
NobelClad	(750)	(164)	(586)	(0.04)
DynaEnergetics	(1,660)	(388)	(1,272)	(0.09)
Corporate	(1,653)	(579)	(1,074)	(0.08)
Accrued anti-dumping duties	(6,374)	(2,267)	(4,107)	(0.30)
Goodwill impairment charge	(11,464)	(3,822)	(7,642)	(0.55)
DynaEnergetics inventory reserves	(1,924)	(673)	(1,251)	(0.09)

Loss from continuing operations, as reported	$(26,089)	$(2,118)	$(23,971)	$(1.72)

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31, 2014
	Pretax	Tax	Net	Diluted EPS
Income from continuing operations, excluding charges	$3,330	$1,885	$1,445	$0.10
Restructuring programs:
NobelClad	(6,781)	(1,646)	(5,135)	(0.38)
DynaEnergetics inventory reserves	(932)	(326)	(606)	(0.04)

Loss from continuing operations, as reported	$(4,383)	$(87)	$(4,296)	$(0.32)

	Twelve months ended December 31, 2014
	Pretax	Tax	Net	Diluted EPS
Income from continuing operations, excluding charges	$13,907	$6,009	$7,898	$0.57
Restructuring programs:
NobelClad	(6,781)	(1,646)	(5,135)	(0.38)
DynaEnergetics inventory reserves	(1,287)	(450)	(837)	(0.06)

Income from continuing operations, as reported	$5,839	$3,913	$1,926	$0.13

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
NobelClad	$23,281	$22,706	$89,980	$97,108
DynaEnergetics	18,569	29,289	76,938	105,453

Net sales	$41,850	$51,995	$166,918	$202,561

NobelClad	$1,340	$(4,199)	$5,819	$2,155
DynaEnergetics	(19,045)	3,423	(19,245)	14,479
Unallocated expenses	(1,744)	(2,825)	(10,253)	(9,969)

Income (loss) from operations	$(19,449)	$(3,601)	$(23,679)	$6,665

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	For the three months ended December 31, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$1,340	$(19,045)	$(1,744)	$(19,449)
Adjustments:
Restructuring	144	429	93	666
Accrued anti-dumping duties	—	6,205	—	6,205
Goodwill impairment charge	—	11,464	—	11,464
DynaEnergetics inventory reserves	—	1,303	—	1,303
Stock-based compensation	—	—	603	603
Depreciation	950	598	—	1,548
Amortization of purchased intangibles	94	902	—	996

Adjusted EBITDA	$2,528	$1,856	$(1,048)	$3,336

	For the three months ended December 31, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$(4,199)	$3,423	$(2,825)	$(3,601)
Adjustments:
Restructuring	6,781	—	—	6,781
DynaEnergetics inventory reserves	—	932	—	932
Stock-based compensation	—	—	884	884
Depreciation	1,085	762	—	1,847
Amortization of purchased intangibles	303	992	—	1,295

Adjusted EBITDA	$3,970	$6,109	$(1,941)	$8,138

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	For the twelve months ended December 31, 2015
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$5,819	$(19,245)	$(10,253)	$(23,679)
Adjustments:
Restructuring	750	1,660	1,653	4,063
Accrued anti-dumping duties	—	6,205	—	6,205
Goodwill impairment charge	—	11,464	—	11,464
DynaEnergetics inventory reserves	—	1,924	—	1,924
Stock-based compensation	—	—	2,826	2,826
Depreciation	3,779	2,465	—	6,244
Amortization of purchased intangibles	379	3,654	—	4,033

Adjusted EBITDA	$10,727	$8,127	$(5,774)	$13,080

	For the twelve months ended December 31, 2014
	NobelClad	DynaEnergetics	Unallocated Expenses	Total
Income (loss) from operations	$2,155	$14,479	$(9,969)	$6,665
Adjustments:
Restructuring	6,781	—	—	6,781
DynaEnergetics inventory reserves	—	1,287	—	1,287
Stock-based compensation	—	—	3,588	3,588
Depreciation	4,555	2,496	—	7,051
Amortization of purchased intangibles	1,927	4,176	—	6,103

Adjusted EBITDA	$15,418	$22,438	$(6,381)	$31,475

DYNAMIC MATERIALS CORPORATION
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2015	2014	2015	2014
Net income (loss) attributable to DMC	$(16,042)	$(3,578)	$(23,971)	$2,567
Loss (income) from operations from discontinued operations	—	(718)	—	(641)
Interest expense	1,045	100	1,745	551
Interest income	—	—	(4)	(38)
Provision for income taxes	(4,822)	(87)	(2,118)	3,913
Depreciation	1,548	1,847	6,244	7,051
Amortization of purchased intangible assets	996	1,295	4,033	6,103

EBITDA	(17,275)	(1,141)	(14,071)	19,506
Restructuring	666	6,781	4,063	6,781
Accrued anti-dumping duties	6,205	—	6,205	—
Goodwill impairment charge	11,464	—	11,464	—
DynaEnergetics inventory reserves	1,303	932	1,924	1,287
Stock-based compensation	603	884	2,826	3,588
Other (income) expense, net	370	682	669	313

Adjusted EBITDA	$3,336	$8,138	$13,080	$31,475